Exhibit 99.1

Heidrick & Struggles Appoints Chief Financial Officer

Nirupam Sinha to Join Company on January 6, 2025

CHICAGO, December 9, 2024 — Heidrick & Struggles International, Inc. (Nasdaq: HSII) (“Heidrick & Struggles”, “Heidrick” or the “Company”), a premier provider of global leadership advisory and on-demand talent solutions, today announced the appointment of Nirupam Sinha as Chief Financial Officer (“CFO”), effective January 6, 2025. Sinha currently serves as Chief Financial Officer of Checkout.com LLC, a globally regulated payments company. He was previously Global Head of Product at T. Rowe Price Group, Inc., and also led the Wealth & Asset Management and Corporate Business Functions Practices at McKinsey & Company.

“Nirupam Sinha is a proven financial leader with a passion for strategy, transformation, and people leadership across professional services, financial services, and technology. Throughout his career, Nirupam has helped lead transformative financial management and value creation, all while advancing organizational growth, making him the ideal leader to create value for clients, colleagues and shareholders,” said Heidrick & Struggles’ Chief Executive Officer Tom Monahan. “We are confident Nirupam has the strategic insight, leadership skills and deep experience to support Heidrick & Struggles as the world’s most trusted partner in leadership and critical talent decisions, focused on building differentiated, deep and durable relationships with the world’s most leadership-obsessed companies.”

“We are in a pivotal time when people and leadership can make or break a business, making the work at Heidrick & Struggles ever more important,” said Nirupam Sinha. “Heidrick & Struggles has long served at the heart of talent strategy and continues to innovate and expand its offerings in an increasingly transformative market. I believe we have an exciting road ahead as a firm and I’m honored to be a part of it. As Heidrick & Struggles continues to grow, I look forward to helping the Company continue to scale and deliver strong performance for our clients and shareholders around the world.”

Nirupam Sinha Biography

Nirupam Sinha is a tested leader with extensive experience across professional services, financial services, and technology. He currently serves as Chief Financial Officer of Checkout.com, a global payments company, where he oversees a team of more than 200 across Accounting, Treasury, Tax, FP&A, Investor Relations, and Strategy as well as other groups. Nirupam also served as the Global Head of Product at asset management firm T. Rowe Price, where his tenure also included senior Finance and Strategy roles. With nearly 20 years of experience, Nirupam has a proven track record of transforming finance functions, scaling organizational growth, and engaging across stakeholder groups. He began his career at McKinsey & Company in the Financial Services Practice and also worked at Serent Capital as a private equity investor. Nirupam holds a B.A. in Political Science from Yale University and an MBA from the Wharton School at the University of Pennsylvania. Sinha is based in New York.

About Heidrick & Struggles

Heidrick & Struggles (Nasdaq: HSII) is a premier provider of global leadership advisory and on-demand talent solutions, serving the senior-level talent and consulting needs of the world’s top organizations. In our role as trusted leadership advisors, we partner with our clients to develop future-ready leaders and organizations, bringing together our services and offerings in executive search, diversity and inclusion, leadership assessment and development, organization and team acceleration, culture shaping, and on-demand, independent talent solutions. Heidrick & Struggles pioneered the profession of executive search more than 70 years ago. Today, the firm provides integrated talent and human capital solutions to help our clients change the world, one leadership team at a time.® www.heidrick.com

Media Contact

Bianca Wilson

Global Director, Public Relations

Heidrick & Struggles

bwilson@heidrick.com